Exhibit 99.1

4300 Wildwood Parkway

Atlanta, GA 30339

1-888-502-BLUE

www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH-QUARTER RESULTS

– Net Loss Narrows to $10.3 Million for the Quarter –

ATLANTA – February 15, 2012 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fourth quarter ended December 31, 2011.

The Company incurred a net loss of $10.3 million, or $0.17 per diluted share for the fourth quarter of 2011, compared to a net loss of $20.2 million, or $0.66 per diluted share, for the fourth quarter of 2010. Revenues for the fourth quarter were $391.1 million, up 6.3% from $367.9 million for the fourth quarter of 2010. The increase reflects a 5% increase in overall unit volume and favorable year-over-year product pricing. Specialty sales increased 8.7% driven by a 6.6% increase in unit volume as the Company continues its focus on these value-added products. Structural sales increased 7.0% driven by a 2.8% increase in unit volume and increases in product selling prices.

Gross profit for the fourth quarter totaled $48.0 million, up 8.2% from $44.3 million in the year-ago period. Gross margins increased to 12.3% from the 12.1% generated in the year-ago period, reflecting growth in higher-margin specialty products. Fourth-quarter operating expenses of $50.5 million decreased $6.0 million compared to the same period a year ago, and included $3.9 million in gains from significant special items in 2011 and $0.7 million in expenses from significant special items in 2010. Reported operating loss for the quarter was $2.6 million, compared to an operating loss of $12.2 million a year ago.

For the full year ended December 31, 2011, net loss totaled $38.6 million, or $0.89 per diluted share, compared with $53.2 million, or $1.73 per diluted share, a year ago. Revenues for the full year ended December 31, 2011 totaled $1.76 billion, down 2.7% from $1.80 billion the same period a year ago, reflecting lower structural product unit volume and product prices, partially offset by a 7.4% increase in specialty product unit volume and increased specialty product pricing. Gross profit for the full year ended December 31, 2011 totaled $210.1 million and gross margin was 12.0%, compared with $210.7 million and 11.7% a year earlier. Total operating expenses decreased to $218.4 million from $234.6 million a year ago, and included $12.6 million and $1.1 million in net gains from significant special items, respectively. Reported operating loss for the full year ended December 31, 2011 was $8.3 million, compared to an operating loss of $23.9 million a year ago.

“While annual housing starts in 2011 were once again weaker than expected, I am pleased that we were able to narrow our operating loss for the year by approximately $16 million,” said George Judd, president and chief executive officer. “A lot of work remains in order for us to return to profitability, but I am confident that we are up to the task,” Mr. Judd said.

BlueLinx 4Q ’11 Press Release

The Company’s operating results for the 2011 and 2010 fourth quarter and full-year periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

in millions, except per share amounts (unaudited)	Quarters Ended		Years Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Pretax loss	($9.4)	($20.1)	($37.6)	($53.8)
Gain from sale of certain properties	(3.7)	—	(10.6)	—
Gain on modification of lease agreement	—	—	(2.0)	—
Gain from insurance settlement	(0.2)	—	(1.4)	—
Facility consolidation & severance related costs	—	0.7	1.4	1.1
OSB lawsuit settlement gain	—	—	—	(5.2)
Tender offer expenses	—	—	—	3.0

Adjusted pretax loss before the effect of special interest items	(13.3)	(19.4)	(50.2)	(54.9)
Write-off of debt issuance costs	—	—	—	0.2
Changes associated with the ineffective interest rate swap	—	(1.4)	(1.7)	(4.6)

Adjusted pretax loss	(13.3)	(20.8)	(51.9)	(59.3)
Adjusted benefit from income taxes	(4.3)	(7.9)	(19.1)	(23.5)

Adjusted net loss	($9.0)	($12.9)	($32.8)	($35.8)

Diluted weighted average shares	59.7	30.8	43.2	30.7

Adjusted diluted net loss per share applicable to common shares	($0.15)	($0.42)	($0.76)	($1.17)

For the quarter and full year periods ended December 31, 2011, the above table reflects the following events: (i) the Company recorded a gain on the sales of certain properties; (ii) the Company recorded a gain on the modification of a lease agreement; (iii) the Company recorded a gain from an insurance settlement; (iv) the Company recorded certain facility consolidation and severance related costs; and (v) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items. The valuation allowance recorded for the quarter and full-year periods are $3.6 million and $14.5 million, respectively. The adjusted benefit from income taxes assumes that the Company’s deferred tax assets will be realized.

For the quarter and full-year periods ended January 1, 2011, the above table reflects the following events: (i) the Company recorded certain facility consolidation and severance related costs; (ii) the Company received payment for a litigation settlement; (iii) the Company incurred expenses from the terminated tender offer; (iv) the Company amended its credit facility resulting in a non-cash charge due to the write-off of associated debt issuance cost; and (v) the Company recorded the effect of a reduction to the fair value of its ineffective interest rate swap offset by the continued amortization of the other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the

BlueLinx 4Q ’11 Press Release

Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra-period income tax allocation to other comprehensive income, a benefit related to an additional 2009 income tax refund, and the tax effect of significant special items. The valuation allowance recorded for the quarter and full-year periods are $7.8 million and $20.8 million, respectively. The adjusted benefit from income taxes assumes that the Company’s deferred tax assets will be realized.

Conference Call

BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 48793613. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures

BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,900 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of approximately 55 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities;

BlueLinx 4Q ’11 Press Release

variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 4Q ’11 Press Release

BlueLinx Holdings Inc.

Statements of Operations

in thousands, except per share data

	Quarters Ended		Twelve Months Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
	(unaudited)	(unaudited)
Net sales	$391,119	$367,897	$1,755,431	$1,804,418
Cost of sales	343,162	323,563	1,545,282	1,593,745

Gross profit	47,957	44,334	210,149	210,673

Operating expenses:
Selling, general, and administrative	48,094	53,461	207,857	221,185
Depreciation and amortization	2,441	3,076	10,562	13,365

Total operating expenses	50,535	56,537	218,419	234,550

Operating income (loss)	(2,578)	(12,203)	(8,270)	(23,877)
Non-operating expenses:
Interest expense	6,831	9,147	30,510	33,788
Changes associated with the ineffective interest rate swap	—	(1,386)	(1,676)	(4,603)
Write-off of debt issuance costs	—	—	—	183
Other expense, net	19	144	501	587

Loss before provision for (benefit from) income taxes	(9,428)	(20,108)	(37,605)	(53,832)
Provision for (benefit from) income taxes	824	137	962	(589)

Net loss	$(10,252)	$(20,245)	$(38,567)	$(53,243)

Basic and diluted weighted average number of common shares outstanding	59,660	30,754	43,187	30,688

Basic and diluted net loss per share applicable to common shares	$(0.17)	$(0.66)	$(0.89)	$(1.73)

BlueLinx 4Q ’11 Press Release

BlueLinx Holdings Inc.

Balance Sheets

in thousands

	December 31,	January 1,
	2011	2011
Assets:
Current assets:
Cash and cash equivalents	$4,898	$14,297
Receivables, net	138,872	119,202
Inventories, net	185,577	188,250
Deferred income tax assets, net	—	143
Other current assets	27,141	22,768

Total current assets	356,488	344,660

Property, plant, and equipment:
Land and land improvements	49,562	52,540
Buildings	95,652	96,720
Machinery and equipment	75,508	70,860
Construction in progress	741	2,028

Property, plant, and equipment, at cost	221,463	222,148
Accumulated depreciation	(98,335)	(92,517)

Property, plant, and equipment, net	123,128	129,631
Non-current deferred income tax assets, net	358	—
Other non-current assets	23,941	50,728

Total assets	$503,915	$525,019

Liabilities:
Current liabilities:
Accounts payable	$70,228	$62,827
Bank overdrafts	22,364	23,089
Accrued compensation	4,496	4,594
Current maturities of long-term debt	9,046	1,190
Deferred income taxes, net	382	—
Other current liabilities	16,558	16,792

Total current liabilities	123,074	108,492

Non-current liabilities:
Long-term debt	328,695	381,679
Deferred income taxes, net	—	192
Other non-current liabilities	43,772	33,665

Total liabilities	495,541	524,028

Stockholders’ Equity:
Common stock	620	327
Additional paid-in capital	207,626	147,427
Accumulated other comprehensive loss	(21,900)	(7,358)
Accumulated deficit	(177,972)	(139,405)

Total stockholders’ equity	8,374	991

Total liabilities and stockholders’ equity	$503,915	$525,019

BlueLinx 4Q ’11 Press Release

BlueLinx Holdings Inc.

Statements of Cash Flows

in thousands

	Periods Ended
	December 31,	January 1,
	2011	2011
Cash flows from operating activities:
Net loss	$(38,567)	$(53,243)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	10,562	13,365
Amortization of debt issuance costs	2,940	1,963
Payment from terminating the Georgia-Pacific supply agreement	—	4,706
Gain from sale of properties	(10,604)	—
Gain from property insurance settlement	(1,230)	—
Changes associated with the ineffective interest rate swap	(1,676)	(4,603)
Write-off of debt issuance costs	—	183
Vacant property changes	(291)	53
Gain on modification of lease agreement	(1,971)	—
Deferred income tax benefit	(25)	(600)
Share-based compensation expense	1,974	3,978
Decrease in restricted cash related to the swap, insurance, and other	987	6,556
Changes in assets and liabilities:
Receivables	(19,670)	145
Inventories	2,673	(15,065)
Accounts payable	5,973	(1,791)
Changes in other working capital	(375)	15,452
Other	(343)	(1,008)

Net cash used in operating activities	(49,643)	(29,909)

Cash flows from investing activities:
Property, plant, and equipment investments	(7,222)	(4,092)
Proceeds from disposition of assets	18,355	711

Net cash provided by (used in) investing activities	11,133	(3,381)

Cash flows from financing activities:
Repurchase of common stock	—	(583)
Repayments on revolving credit facilities	(478,630)	(466,219)
Borrowings from revolving credit facilities	475,918	507,419
Payment of principal on mortgage	(42,416)	—
Payments on capital lease obligations	(1,440)	(629)
Decrease in bank overdrafts	(725)	(4,143)
Decrease (increase) in restricted cash related to the mortgage	20,604	(11,201)
Debt financing costs	(2,721)	(6,521)
Proceeds from stock offering less expenses paid	58,521	—
Other	—	7

Net cash provided by financing activities	29,111	18,130

Decrease in cash	(9,399)	(15,160)
Balance, beginning of period	14,297	29,457

Balance, end of period	$4,898	$14,297

Non Cash Transactions:
Capital Leases	$3,131	$1,889

BlueLinx 4Q ’11 Press Release

BlueLinx Holdings Inc.

Adjusted Pre-Tax Loss

in thousands, except for per share amounts

	Quarters Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
	(unaudited)	(unaudited)
Pretax loss	$(9,428)	$(20,108)	$(37,605)	$(53,832)
Gain from sale of certain properties	(3,665)	—	(10,604)	—
Gain on modification of lease agreement	—	—	(1,971)	—
Gain from insurance settlement	(203)	—	(1,433)	—
Facility consolidation and severance related costs	36	720	1,382	1,092
OSB lawsuit settlement gain	—	—	—	(5,206)
Tender offer expenses	—	—	—	3,030

Adjusted pretax loss before the effect of special interest items	(13,260)	(19,388)	(50,231)	(54,916)
Write-off of debt issuance costs	—	—	—	183
Changes associated with the ineffective interest rate swap	—	(1,386)	(1,676)	(4,603)

Adjusted pretax loss	(13,260)	(20,774)	(51,907)	(59,336)
Adjusted benefit from income taxes	(4,294)	(7,881)	(19,072)	(23,547)

Adjusted net loss	$(8,966)	$(12,893)	$(32,835)	$(35,789)

Diluted weighted average shares	59,660	30,754	43,187	30,688

Adjusted diluted net loss per share applicable to common shares	$(0.15)	$(0.42)	$(0.76)	$(1.17)

BlueLinx Holdings Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

in thousands

	Quarters Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
	(unaudited)	(unaudited)
GAAP net loss	$(10,252)	$(20,245)	$(38,567)	$(53,243)
Gain from sale of certain properties	(3,665)	—	(10,604)	—
Gain on modification of lease agreement	—	—	(1,971)	—
Gain from insurance settlement	(203)	—	(1,433)	—
Facility consolidations and severance related costs	36	720	1,382	1,092
OSB lawsuit settlement gain	—	—	—	(5,206)
Tender offer expenses	—	—	—	3,030
Changes associated with the ineffective interest rate swap	—	(1,386)	(1,676)	(4,603)
Write-off of debt issuance costs	—	—	—	183
Tax effect of selected charges	1,479	257	5,522	2,180
Valuation allowance	3,639	7,761	14,512	20,778

Adjusted net loss	$(8,966)	$(12,893)	$(32,835)	$(35,789)

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